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                                                                  Exhibit 99.3.1


             [LETTERHEAD OF PAUL, HASTINGS, JANOFKY & WALKER LLP]



(212) 318-6000


May 22, 2001                                                         34497.00005

Investec Ernst & Company
One Battery Park Plaza
New York, New York 10004

Re: The Pinnacle Family of Trusts, Dogs of Tech Trust Series I and Financial Trust Series II

Dear Ladies and Gentlemen:

We have acted as special counsel for Investec Ernst & Company, as Depositor and Sponsor (the "Depositor") of The Pinnacle Family of Trusts, Dogs of Tech Trust Series I and Financial Trust Series II (collectively referred to as the "Trust") in connection with the issuance by the Trust of units of fractional undivided interest (the "Units") in the Trust. Pursuant to the Trust Agreements referred to below, the Depositor has transferred to the Trust certain securities and contracts to purchase certain securities together with an irrevocable letter of credit to be held by the Trustee upon the terms and conditions set forth in the Trust Agreements. (All securities to be acquired by the Trust are collectively referred to as the "Securities".)

In connection with our representation, we have examined copies of the following documents relating to the creation of the Trust and the issuance and sale of the
Units: (a) the Trust Indenture and Agreement and related Reference Trust Agreement, each of even date herewith, relating to the Trust (collectively, the "Trust Agreements") among the Depositor and The Bank of New York, as Trustee;
(b) the Notification of Registration on Form N-8A and the Registration Statement on Form N-8B-2, as amended, relating to the Trust, as filed with the Securities and Exchange Commission (the "Commission") pursuant to the Investment Company Act of 1940 (the "1940 Act"); (c) the Registration Statement on Form S-6 (Registration No. 333-59298) filed with the Commission pursuant to the Securities Act of 1933 (the "1933 Act"), and all Amendments thereto (said Registration Statement, as amended by said Amendment(s) being herein called the "Registration Statement"); (d) the proposed form of final Prospectus (the "Prospectus") relating to the Units, which is expected to be filed with the Commission this day; (e) resolutions of the Board of Directors of Investec Ernst & Company authorizing the execution and delivery by the Depositor of the Trust
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Investec Ernst & Company
May 22,2001
Page 2


Agreements and the consummation of the transactions contemplated thereby; (f) the Certificate of Incorporation, Amended and Restated Certificate of Incorporation, Certificates of Amendment and Bylaws of Investec Ernst & Company;
(g) a certificate of an authorized officer of Investec Ernst & Company with respect to certain factual matters contained therein.

We have examined the Order of Exemption from certain provisions of Sections 11(a) and 11(c) of the 1940 Act, filed on behalf of Reich & Tang Distributors L.P.; Equity Securities Trust (Series 1, Signature Series and Subsequent Series), Mortgage Securities Trust (CMO Series 1 and Subsequent Series), Municipal Securities Trust, Series 1 (and Subsequent Series) (including Insured Municipal Securities Trust, Series 1 (and Subsequent Series and 5th Discount Series and Subsequent Series)); New York Municipal Trust (Series 1 and Subsequent Series); and A Corporate Trust (Series 1 and Subsequent Series) granted on October 9, 1996. In addition, we have examined the Order of Exemption from certain provisions of Sections 2(a)(32), 2(a)(35), 22(d) and 26(a)(2) of the 1940 Act and Rule 22C-1 thereunder, filed on behalf of Reich & Tang Distributors L.P.; Equity Securities Trust; Mortgage Securities Trust; Municipal Securities Trust (including Insured Municipal Securities Trust); New York Municipal Trust; A Corporate Trust; Schwab Trusts; and all presently outstanding and subsequently issued series of these trusts and all subsequently issued series of unit investment trusts sponsored by Reich & Tang Distributors L.P. granted on October 29, 1997. Further, we have examined a no-action letter from the Commission permitting Investec Ernst & Company to rely upon the Orders of Exemption described above.

We have not reviewed the financial statements, compilation of the Securities held by the Trust, or other financial or statistical data contained in the Registration Statement and the Prospectus, as to which you have been furnished with the reports of the accountants appearing in the Registration Statement and the Prospectus.

In addition, we have assumed the genuineness of all agreements, instruments and documents submitted to us as originals and the conformity to originals of all copies thereof submitted to us. We have also assumed the genuineness of all signatures and the legal capacity of all persons executing agreements, instruments and documents examined or relied upon by us.

Statements in this opinion as to the validity, binding effect and enforceability of agreements, instruments and documents are subject to: (i) limitations as to enforceability imposed by bankruptcy, reorganization, moratorium, insolvency and other laws of general application relating